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                                                                    Exhibit 23.9
[LOGO OF DUN AND BRADSTREET CORPORATION]


        Joseph W. Duncan                              187 Danbury Road, CT 06897
        Vice president                                         Tel. 203-834-4710
        Corporate Economist and Chief Statistician             Fax  203-834-4713








        April 23, 1996




        Securities and Exchange Commission
        450 Fifth Street, NW
        Washington, DC 20549

        Ladies and Gentlemen:

        The undersigned hereby consents to the reference to The Dun and Bradstreet Corporation in the Registration Statement on Form S-4 of the Loewen Group International, Inc. and the Loewen Group, Inc.

        Sincerely,


        /s/ Joseph W. Duncan

        Joseph W. Duncan
        Vice President, Corporate Economist
         & Chief Statistician
        The Dun & Bradstreet Corporation